EXHIBIT 99.2

Regions Financial Corporation - Dodd-Frank Act Stress Test Disclosure

This disclosure of summary stress test results is required by regulations adopted by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) implementing the requirements of Section 165(i)(2) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The following results reflect pro forma capital ratios, select Income Statement line items, and other related information for Regions Financial Corporation (“Regions” or “Company”) and Regions Bank as a result of the impact estimated by Regions of the Federal Reserve Board’s supervisory severely adverse scenario.

Dodd-Frank Act Stress Test Assumptions

It is important to note that this scenario is a hypothetical scenario that involves economic conditions that are more adverse than expected by the Federal Reserve Board or Regions. Accordingly, the scenario is not a forecast of anticipated economic conditions, nor are the estimates produced under the company-run test forecasts of expected losses, revenues, net income before taxes, or capital ratios. Rather, the scenario is a hypothetical scenario designed by regulators to impose specific stresses on banks to help assess the strength and resilience of financial institutions and their ability to continue to meet the credit needs of households and businesses in the event severe economic and financial environments were to develop.

The supervisory severely adverse scenario includes an increase in the unemployment rate of 4 percentage points, a peak-to-trough contraction in real GDP between Q3 2013 and Q4 2014, a deceleration in inflation, and significant declines in housing and equity prices. After reaching its trough, real GDP rises moderately during 2015 before advancing by 3.9 percent in 2016, with the unemployment rate ending the forecast horizon at a quarterly average of 10.4 percent in Q4 2016.

Short-term interest rates in the supervisory severely adverse scenario remain near zero throughout the forecast horizon, with yields on 10-year U.S. Treasury notes slipping to a low of 1.0 percent in Q1 2014, and then rising gradually over the remainder of the forecast horizon. Mortgage rates are largely unchanged over the entire forecast horizon, but due to declining yields on 10-year U.S. Treasury notes, the mortgage-Treasury spread rises. A full description of the supervisory severely adverse scenario can be found on the Federal Reserve’s website.

Under the Federal Reserve Board’s regulations implementing the stress testing requirements established by the Dodd Frank Act, bank holding companies such as Regions must assume a standard set of capital actions over the forecast horizon. The use of a standard set of capital actions is intended to assist the public in comparing stress test results disclosed by the various institutions subject to the stress test requirements. In particular, the Dodd-Frank capital action assumptions for Regions are:

1)	actual capital distributions completed in the fourth quarter of 2013 which included payment of a $0.03 per share common stock dividend,

2)	quarterly common stock dividends of approximately $0.025 per share for each of the first quarter of 2014 through the fourth quarter of 2015, which is the quarterly average dollar amount of common stock dividends that Regions paid over the four quarters in 2013,

3)	payments on any other instrument that is eligible for inclusion in the numerator of a regulatory capital ratio equal to the stated dividend, interest or principal due on such instrument during the quarter (this includes subordinated debt and preferred stock),

4)	no redemption or repurchase of any capital instrument that is eligible for inclusion in the numerator of a regulatory capital ratio, and

5)	no issuances of capital securities.

These assumed capital actions may not represent the actual capital actions taken should adverse economic or severely adverse conditions develop. Additionally, these assumed capital actions and the summary stress test results disclosed do not assume the specific capital actions Regions may have requested as part of the Federal Reserve Board’s Comprehensive Capital Analysis and Review for 2014 (“CCAR”). These summary stress test results, and the supervisory stress analysis of Regions released by the Federal Reserve Board, are separate from the 2014 CCAR, a summary of the results of which were released by the Federal Reserve Board on March 26, 2014.

Description of the Types of Risks Included in the Stress Test

Regions considers all identified risks in its stress testing activities. These risks range from idiosyncratic risks, such as geographic footprint and industry concentrations in the credit portfolios, to broad economic, political, and regulatory and compliance risks which Regions believes will impact it and its peers. Specifically, Regions considers the following key risks in its stress testing activities: (1) credit risk, or the risk that a borrower or counterparty fails to perform on an obligation as agreed; (2) market risk, or the risk to Regions’ financial condition from changes in interest rates or changes in the market value of assets and traded financial instruments, both on and off-balance sheet; (3) liquidity risk, or the risk arising from an inability to meet obligations as they come due in the normal course of business without undue hardship or incurring unacceptable loss; (4) operational risk, or the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events; (5) legal risk, or the risk related to improper actions, whether intentional or unintentional, in carrying out its fiduciary or contractual duties; and (6) other risks, such as compliance, reputation and strategic risks.

Each of the risks identified above are applied to particular portfolios of assets where those risks are applicable. Additionally, these risks are assessed across Regions’ three Business Groups (Business Services, Consumer Services and Wealth Management) as well as general corporate functions such as Treasury. Regions, to the best of its ability, fully captures the impacts of each risk as it relates to the defined scenarios. As part of its risk management practices, Regions monitors these risks through additional stress testing activities to ensure the risks are fully understood under a wide range of potential scenarios.

Credit Risk

Credit risk represents the risk that parties indebted to Regions fail to perform as contractually obligated. Regions’ primary credit risk arises from the possibility that borrowers may not be able to repay loans, and to a lesser extent, the failure of securities issuers and counterparties to perform as contractually required. In monitoring credit risk, Regions’ objective is to maintain a high-quality credit portfolio that provides for stable credit costs with acceptable volatility through an economic cycle. In order to assess the risk characteristics of the loan portfolio, Regions considers the current U.S. economic environment and that of its primary banking markets, as well as risk factors within the major categories of loans.

Credit risk spans all corporate groups but is concentrated in Business Services and Consumer Services. Regions specifically measures credit risk for each portfolio of assets on the balance sheet as well as risks that arise from off balance sheet unfunded commitments. The underlying credit quality of these assets is stressed per the methodologies discussed in the next section.

Market Risk

Regions’ primary market risk is interest rate risk, including uncertainty with respect to absolute interest rate levels as well as uncertainty with respect to relative interest rate levels, which is impacted by both the shape and the slope of the various yield curves that affect the financial products and services that the Company offers. In addition, Regions, like most financial institutions, is subject to changing prepayment speeds on mortgage-related assets under different interest rate environments. Prepayment risk is a significant risk to earnings and specifically to net interest income. For example, mortgage loans and other financial assets may be prepaid by a debtor, so that the debtor may refinance its obligations at lower rates. As loans and other financial assets prepay in a falling rate environment, Regions must reinvest these funds in lower-yielding assets. Prepayments of assets carrying higher rates reduce Regions’ interest income and overall asset yields. Conversely, in a rising rate environment, these assets will prepay at a slower rate, resulting in opportunity cost by not having the cash flow to reinvest at higher rates. Prepayment risk can also impact the value of securities and the carrying value of equity. Regions’ greatest exposures to prepayment risks primarily rest in its mortgage-backed securities portfolio, the mortgage fixed-rate loan portfolio and the mortgage servicing asset, all of which tend to be sensitive to interest rate movements. Regions also has prepayment risk that would be reflected in non-interest income in the form of servicing income on loans sold. Regions’ capital markets business, includes derivatives, loan syndication and foreign exchange trading activities, which exposes the Company to market risk. Further, the Company is exposed to non-trading market risk from mortgage hedging activities which include secondary marketing of loans to government-sponsored entities and mortgage servicing rights valuation.

Liquidity Risk

Liquidity is an important factor in the financial condition of Regions and affects Regions’ ability to meet the borrowing needs and deposit withdrawal requirements of its customers. Liquidity risk relates to Regions’ ability to fund present and future obligations. Regions considers liquidity risk in its stress testing activities through an evaluation of its funding sources and assumptions regarding how those liabilities may re-price during times of stress. Liquidity risks are most pronounced within deposit portfolios in all three Business Groups and within Treasury funding portfolios.

Operational and Legal Risks

Operational risk relates to the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events. Legal risk represents the risk related to improper actions, whether intentional or unintentional, in carrying out its fiduciary or contractual duties. Operational and legal risks are also modeled for all internal groups in the stress tests based on historical observations of losses and expectations for how those types of losses may materialize in the scenarios being modeled. Regions supplements internal data with external loss data in order to ensure that future loss projections are not based solely on historical observations at Regions. In addition to historical data, Regions also considers internal control frameworks that highlight additional potential areas of risk that may not have produced historical losses. The potential for future losses that these frameworks suggest are also considered in forecasted stressed losses.

Other Risks

Other risks to the Company include compliance risk, reputational risk and strategic risks. Compliance risk represents the risk that the Company will fail to comply with the laws, regulations and standards that govern the activities of the Company. Reputational risk relates to the risk that negative publicity regarding the Company’s conduct or business practices will adversely affect its profitability, operations or customer base, or result in litigation. Strategic risk is the risk to the Company due to uncertainty and actions (or inaction) related to strategic risk factors, including negative effects from business planning or decisions, environmental changes, competitive dynamics, or management of our resources and activities.

Description of Methodologies Employed by Regions

Regions’ primary design consideration for loss forecasting in adverse scenarios is to project credible losses that are appropriately sensitive to macroeconomic shocks. Loss forecasting relies on a set of economic assumptions that, in the supervisory severely adverse scenario, are meant to produce significant loss estimates with a corresponding stress on our capital levels. There are numerous models used to support the loss forecasting process, with each subject to validation, oversight and governance. Historical performance informs future forecasts and is relied upon as the basis of the model outputs. Regions understands that historical performance is not always indicative of performance in future periods of stress and accounts for this uncertainty through a buffer for forecasting imprecision. Our models rely on a sound risk measurement and management infrastructure that supports the identification, measurement, assessment and control of all material risks arising from our exposures.

Regions establishes its Allowance for Loan and Lease Losses (“ALLL”) in compliance with U.S. generally accepted accounting principles (“GAAP”). The primary consideration in forecasting the ALLL is determined based on the modeled losses in an adverse scenario over the nine-quarter forecast period. Several ratios are employed to ensure that the modeled ALLL is appropriately established.

In the development of projections for pre-provision net revenue (“PPNR”) (which consists of net interest income on a fully-tax equivalent basis plus non-interest revenues less non-interest expenses), Regions uses an integrated process to derive and aggregate enterprise level results under each macroeconomic scenario. Regions employs two primary approaches to forecast key aspects of PPNR under stress scenarios. One approach is based upon the forecast developed under the base case. This base case forecast is then adjusted as necessary to reflect the adverse scenario. Under the second approach, projections are based upon specific models which are built to be sensitive to specific macroeconomic variables. Additionally, a key qualitative component in the application of the supervisory severely adverse scenario to Regions is ensuring we appropriately stress our key risks that affect PPNR. There are several assumptions that Regions makes in modeling PPNR. In particular, given our balance sheet composition, one of the key variables, which was not provided by the Federal Reserve, is Libor. Determining the correct level for Libor throughout the nine-quarter period was an important factor in ensuring Regions was correctly reflecting specific balance sheet risks. Other key assumptions specific to Regions that impacted PPNR were the level of expenses and amount of loan growth.

The ability to translate macroeconomic factors and key risk measurements into pro formas relies upon the utilization of models from across Regions. As with loss forecasting, robust model development, documentation, validation and overall model governance practices are critical to the process. Other factors are also considered, such as expected growth levels of customer households, pricing levels for the products and services offered to our customers, usage and utilization assumptions and other revenue drivers. On the expense front, consideration is given to the direct costs of generating the revenue such as investments in people and incentive expenses related to the revenue production; projections of depreciation and amortization based on previous and expected management decisions to invest in capital expenditures and in product development; as well as general and administrative expenses.

The process for projecting the balance sheet is consistent with, and in certain instances directly linked to, the processes used to forecast certain PPNR line items. As with PPNR, macroeconomic-dependent models are utilized to develop key balance forecasts. In creating these forecasts, the Company makes several key assumptions in addition to those enumerated previously such as estimating the behavior of customers in certain circumstances, perhaps most importantly as it relates to assumed deposit behavior. Key assumptions such as these are discussed and challenged through the review process for reasonableness and effectiveness.

Once a consolidated balance sheet is created, risk weighted assets are forecasted based upon the final balance sheet; including off balance sheet exposures such as unfunded commitments. Regions’ risk weighted asset projection process applies risk weights directly to scenario specific balance sheet forecasts. In many cases, the granularity of the balance sheet forecast allows for codified risk weights to be applied directly to the appropriate balance. Regions loan balances account for approximately 65% of total assets and therefore are the primary driver of the change in the forecast of risk weighted assets. Loans in the supervisory severely adverse scenario are projected to decline by 9.4% over the nine quarter period. As a result of this deleveraging of the balance sheet in this scenario, risk weighted assets declined by 8.0%.

The previously described methodologies translate identified risks into potential revenue and loss projections over the nine-quarter planning horizon. These projections are then aggregated into a net income or loss estimate over the planning horizon. These estimates then feed Regions’ regulatory capital estimation process, which, when coupled with the forecasted risk-weighted assets, produces key regulatory capital ratio forecasts for Regions. The calculations are based on codified guidance by Regions’ regulators when applicable. In addition to estimating capital accretion or depletion from net income or loss over the nine-quarter planning horizon, Regions also estimates impacts to regulatory capital based on planned capital actions or prescribed actions (as is the case with the Dodd-Frank Stress Test scenarios). The resulting regulatory capital ratios are then compared against management’s targeted levels which become a key input into Regions’ capital adequacy assessment.

Summary of Results for Regions Financial Corporation

The results shown below reflect the methodologies and assumptions described previously for the supervisory severely adverse scenario.

Projected capital ratios through Q4 2015 under the Supervisory Severely Adverse Scenario

	Actual Q3 2013	Stressed capital ratios [1]
		Ending	Minimum
Tier 1 common ratio (%) [2]	11.0%	7.3%	7.3%
Common equity tier 1 capital ratio (%) [3]	n/a	8.2%	8.2%
Tier 1 risk-based capital ratio (%) [4]	11.5%	8.2%	8.2%
Total risk-based capital ratio (%) [4]	14.5%	10.9%	10.9%
Tier 1 leverage ratio (%) [4]	9.9%	7.1%	7.1%

[1]	The capital ratios are calculated using capital action assumptions provided within the Dodd-Frank Act stress testing rule. These projections represent hypothetical estimates that involve an economic outcome that is more adverse than expected. These estimates are not forecasts of expected losses, revenues, net income before taxes, or capital ratios. The minimum capital ratio presented is for the period Q4 2013 to Q4 2015.
[2]	Tier 1 common capital ratio is calculated under the Basel I requirements for the forecast period Q4 2013 to Q4 2015.
[3]	Regions is not an advanced approaches BHC and therefore is subject to the common equity tier 1 ratio beginning in Q1 2015. As such, the minimum common equity tier 1 ratio presented is for the period Q1 2015 to Q4 2015 as calculated under the Basel III transitional requirements.
[4]	For the period Q4 2013 to Q4 2014, capital ratios are calculated under the Basel I requirements. For the period Q1 2015 to Q4 2015, capital ratios are calculated under the Basel III transitional requirments. The minimum capital ratio presented is for the period Q4 2013 to Q4 2015.
n/a Not applicable.

Actual Q3 2013 and projected Q4 2015 risk-weighted assets under the Supervisory Severely Adverse Scenario

	Actual Q3 2013	Projected Q4 2015
		Current general approach	Basel III standardized approach
Risk-weighted assets (billions of dollars) [1]	$96.5	$88.8	$92.7

[1]	For each quarter in 2014, risk-weighted assets are calculated using the current general risk-based capital approach. For each quarter in 2015, risk-weighted assets are calculated under both the Basel III standardized capital risk-based approach as well as the current general risk-based capital approach for all quarters.

Projected losses, revenue, and net income before taxes through Q4 2015 under the Supervisory Severely Adverse Scenario

	Billions of dollars	Percent of average assets [1]
Pre-provision net revenue [2]	$2.4	2.1%
Other revenue	—	0.0%
less
Provisions	5.9	5.1%
Realized losses/gains on securities (AFS/HTM)	0.2	0.1%
Trading and counterparty losses	—	0.0%
Other losses/gains	—	0.0%
equals
Net income before taxes [3]	(3.6)	-3.1%
Memo item
AOCI included in capital (billions of dollars) [4]	—	0.0%

[1]	Average assets is the nine-quarter average of total assets.
[2]	Pre-provision net revenue includes losses from operational-risk events, mortgage repurchase expenses, and other real estate owned (OREO) costs.
[3]	Net Income before taxes may not appear to foot due to rounding.
[4]	As Regions is not an advanced approaches BHC and plans to opt out of including AOCI in regulatory capital calculations, AOCI balances are not applicable for the purposes of this disclosure.

Projected loan losses by type of loan, Q4 2013-Q4 2015 under the Supervisory Severely Adverse Scenario

	Billions of dollars	Portfolio loss rates (%) [1]
Loan Losses [2]	$4.3	5.9%
First-lien mortgages, domestic	0.6	4.2%
Junior liens and HELOCs, domestic	0.6	7.0%
Commercial and industrial [3]	1.0	4.8%
Commercial real estate, domestic	1.4	9.0%
Credit cards	0.2	19.2%
Other consumer [4]	0.3	7.4%
Other loans	0.3	3.1%

[1]	Average loan balances used to calculate portfolio loss rates exclude loans held for sale and loans held for investment under the fair-value option, and are calculated over nine quarters.
[2]	Total Loan Losses may not agree to the sum of the individual categories due to rounding.
[3]	Commercial and industrial loans include small- and medium- enterprise loans and corporate cards.
[4]	Other consumer loans include automobile loans.

Summary of Results for Regions Bank

The following results reflect pro forma capital ratios for Regions Bank under the Federal Reserve Board’s supervisory severely adverse scenario. These capital levels are derived using a process identical to that described in this document for Regions. As with Regions, Regions Bank’s capital ratios decline over the 9 quarter planning horizon in this theoretical severely adverse scenario as credit costs exceed PPNR generation. In its scenario planning, Regions assumes capital actions at Regions Bank during the planning horizon that are in alignment with its internal capital adequacy assessment process. These actions, which may include dividends from or infusions into Regions Bank as well as redemptions or repurchases of capital securities, are based on where forecasted capital levels are relative to management’s targets and limits, among other factors.

Projected capital ratios through Q4 2015 under the Supervisory Severely Adverse Scenario

	Actual Q3 2013	Stressed capital ratios [1]
		Ending	Minimum
Tier 1 common ratio (%) [2]	12.5%	10.6%	10.6%
Common equity tier 1 capital ratio (%) [3]	n/a	10.8%	10.8%
Tier 1 risk-based capital ratio (%) [4]	12.5%	10.8%	10.8%
Total risk-based capital ratio (%) [4]	14.9%	12.9%	12.9%
Tier 1 leverage ratio (%) [4]	10.7%	9.2%	9.2%

[1]	These projections represent hypothetical estimates that involve an economic outcome that is more adverse than expected. These estimates are not forecasts of expected losses, revenues, net income before taxes, or capital ratios. The minimum capital ratio presented is for the period Q4 2013 to Q4 2015.
[2]	Tier 1 common capital ratio is calculated under the Basel I requirements for the forecast period Q4 2013 to Q4 2015.
[3]	Regions bank is not an advanced approaches bank and therefore is subject to the common equity tier 1 ratio beginning in Q1 2015. As such, the minimum common equity tier 1 ratio presented is for the period Q1 2015 to Q4 2015 as calculated under the Basel III transitional requirements.
[4]	For the period Q4 2013 to Q4 2014, capital ratios are calculated under the Basel I requirements. For the period Q1 2015 to Q4 2015, capital ratios are calculated under the Basel III transitional requirments. The minimum capital ratio presented is for the period Q4 2013 to Q4 2015.
n/a Not applicable.

Actual Q3 2013 and projected Q4 2015 risk-weighted assets under the Supervisory Severely Adverse Scenario

	Actual Q3 2013	Projected Q4 2015
		Current general approach	Basel III standardized approach
Risk-weighted assets (billions of dollars) [1]	$96.1	$88.6	$92.6

1	For each quarter in 2014, risk-weighted assets are calculated using the current general risk-based capital approach. For each quarter in 2015, risk-weighted assets are calculated under both the Basel III standardized capital risk-based approach as well as the current general risk-based capital approach for all quarters.

Projected losses, revenue, and net income before taxes through Q4 2015 under the Supervisory Severely Adverse Scenario

	Billions of dollars	Percent of average assets [1]
Pre-provision net revenue [2]	$3.0	2.6%
Other revenue	—	0.0%
less
Provisions	5.9	5.1%
Realized losses/gains on securities (AFS/HTM)	0.2	0.1%
Trading and counterparty losses	—	0.0%
Other losses/gains	—	0.0%
equals
Net income before taxes [3]	(3.0)	-2.7%
Memo item
AOCI included in capital (billions of dollars) [4]	—	0.0%

[1]	Average assets is the nine-quarter average of total assets.
[2]	Pre-provision net revenue includes losses from operational-risk events, mortgage repurchase expenses, and other real estate owned (OREO) costs.
[3]	Net Income before taxes may not appear to foot due to rounding.
[4]	As Regions Bank is not an advanced approaches bank and plans to opt out of including AOCI in regulatory capital calculations, AOCI balances are not applicable for the purposes of this disclosure.

Projected loan losses by type of loan, Q4 2013-Q4 2015 under the Supervisory Severely Adverse Scenario

	Billions of dollars	Portfolio loss rates (%) [1]
Loan Losses [2]	$4.3	5.9%
First-lien mortgages, domestic	0.6	4.2%
Junior liens and HELOCs, domestic	0.6	7.0%
Commercial and industrial [3]	1.0	4.8%
Commercial real estate, domestic	1.4	9.0%
Credit cards	0.2	19.2%
Other consumer [4]	0.3	7.4%
Other loans	0.3	3.1%

[1]	Average loan balances used to calculate portfolio loss rates exclude loans held for sale and loans held for investment under the fair-value option, and are calculated over nine quarters.
[2]	Total Loan Losses may not agree to the sum of the individual categories due to rounding.
[3]	Commercial and industrial loans include small- and medium- enterprise loans and corporate cards.
[4]	Other consumer loans include automobile loans.

Explanation of the most significant causes for the changes in regulatory capital ratios and tier 1 common ratio

The Federal Reserve Board’s supervisory severely adverse scenario as applied internally through Regions’ Capital Planning Process results in meaningful projected declines in regulatory capital ratios at Regions and Regions Bank. These declines are primarily driven by an expectation of credit costs exceeding PPNR over the nine-quarter forecast horizon. As detailed in the summary of results tables, this leads to a pre-tax net loss of approximately $3.6 billion over the forecast horizon for Regions and a $3.0 billion pre-tax net loss for Regions Bank. With respect to regulatory capital ratios, these losses are partially offset by the projected balance sheet deleveraging evident in ending risk weighted asset balances. Additionally, the Federal Reserve’s prescribed Dodd-Frank Stress Testing assumption that the company would continue to pay an average common stock dividend of approximately $0.025 per share during the relevant period has a material impact on the resulting stressed capital levels. Notwithstanding the impacts of the severely adverse scenario itself, the transition to the Basel III capital framework, which, for Regions, begins in Q1 2015, also has a significant impact on regulatory capital levels over the forecast horizon. The combination of the factors described above account for the vast majority of the projected variation in regulatory capital ratios.